Ballantyne Strong Reports Financial Results

for Second Quarter 2017

OMAHA, Nebraska (August 7, 2017) – Ballantyne Strong, Inc. (NYSE American: BTN), a holding company with diverse business activities focused on serving the cinema, retail, financial and government markets, today reported financial results for the second quarter ended June 30, 2017.

Net revenues were $19.4 million in the second quarter of 2017, compared with $20.6 million in the same period of the prior year. Loss from operations was ($0.8) million in the second quarter of 2017, compared with income from operations of $2.0 million in the same period of the prior year. Net loss from continuing operations was ($1.9) million, or ($0.14) per share, in the second quarter of 2017, compared with net earnings from continuing operations of $1.8 million, or $0.12 per share, in the same period of the prior year. Certain expenses had a disproportionately negative impact on second quarter 2017 results, including increases of $0.4 million associated with our CRM and ERP systems implementation, $0.4 million in bad debt expense, and $0.4 million in audit and legal expenses that were primarily related to the restatement of our 2016 financial statements and internal control remediation efforts.

Kyle Cerminara, Chairman and CEO of Ballantyne Strong, Inc. commented, “With an ongoing sense of urgency, we are continuing the strategic review that began in mid-2015 to position BTN in the most ideal mix of businesses to create long-term shareholder value. Our objective continues to be to build a high performing holding company with a diverse mix of businesses that contribute to the overall cash flow of the company. Similar to nearly all corporate turnarounds, there are investments required to achieve the best outcome for shareholders and there are consequences for less optimal decisions of the past. We always remind ourselves that the opportunity to invest in any turnaround was created by the need for these changes. We are continuing to scale our investment in sales and marketing, corporate infrastructure, digital signage as a service (DSaaS) software, research and development, strategic investments and new business opportunities to position BTN to be a much larger company in the coming years. We believe these investments are necessary to achieve the desired result of a larger and highly profitable company. We are optimistic about the investments we have made to date and we will adjust our spending and investment strategy if we do not see the desired results within a reasonable amount of time. We will also change our mix of businesses to achieve the ideal balance between growth and profitability. We are very excited about the future of BTN over the next few years and beyond.”

Q2 2017 Financial Summary

Cinema revenues were $9.6 million in the second quarter of 2017, compared with $11.3 million in the same period of the prior year. The decrease was driven by decreased sales of projectors, digital parts, and warranties, partially offset by a slight increase in screen sales.

Digital Media revenues were essentially flat at $9.8 million in the second quarter of 2017 and 2016. Increases in sales of digital signage equipment and installation services were offset by decreases in recurring service contract revenue.

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Consolidated gross profit was $5.3 million in the second quarter of 2017, compared with $6.1 million in the same quarter of the prior year. Gross margin was 27.2% in the second quarter of 2017, compared with 29.9% in the same quarter of the prior year, as lower margin equipment sales and services accounted for a larger portion of the Company’s revenues in the second quarter of 2017.

Selling, general and administrative expenses (SG&A) were $6.1 million in the second quarter of 2017, compared with $4.2 million in the same quarter of the prior year. The increase in SG&A expenses was primarily due to a $0.5 million increase in employee-related costs, $0.4 million in consulting and software licensing costs associated with our CRM and ERP systems implementation, $0.4 million in bad debt expense, and $0.4 million in audit and legal expenses that were primarily related to the restatement of our 2016 financial statements and internal control remediation efforts.

Discontinued Operations

As a result of the sale of the Strong Westrex operations, the financial results of the Strong Westrex business are being reported as discontinued operations in the condensed consolidated statement of operations. All prior period results have been reclassified to reflect results from continuing operations. Our discontinued operations generated a negligible after tax loss and negligible basic and diluted loss per share in the second quarter of 2017 compared to an after tax loss of ($0.9) million and basic and diluted loss per share of ($0.06) in the second quarter of 2016.

Balance Sheet

Excluding assets held for sale, Ballantyne’s cash and cash equivalents balance at June 30, 2017 was $2.8 million, compared to $7.6 million at December 31, 2016. The decrease in cash was driven by operating losses and cash utilized for the purchase of equity investments and for capital expenditures, partially offset by proceeds from the issuance of $2 million of long term debt. Equity method investments had a book value of $18.1 million and a market value of $16.4 million as of June 30, 2017.

About Ballantyne Strong, Inc. (www.ballantynestrong.com)

Ballantyne Strong and its subsidiaries engage in diverse business activities including the design, integration and installation of technology solutions for a broad range of applications; development and delivery of out-of-home messaging, advertising and communications; manufacturing of projection screens; and providing managed services including monitoring of networked equipment. The Company focuses on serving the cinema, retail, financial, and government markets.

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Forward-Looking Statements

Except for the historical information in this press release, it includes forward-looking statements which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2016 and the following risks and uncertainties: the Company’s ability to expand its revenue streams to compensate for the lower demand for its digital cinema products and installation services, potential interruptions of supplier relationships or higher prices charged by suppliers, the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments, the Company’s ability to successfully execute its investment strategy, the Company’s ability to retain or replace its significant customers, the impact of a challenging global economic environment or a downturn in the markets, economic and political risks of selling products in foreign countries, risks of non-compliance with U.S. and foreign laws and regulations, cybersecurity risks and risks of damage and interruptions of information technology systems, the Company’s ability to retain key members of management and successfully integrate new executives, acquisition-related risks, the Company’s ability to assert its intellectual property rights, the impact of natural disasters and other catastrophic events, the adequacy of insurance, and the impact of having a controlling stockholder. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

CONTACT:

Lance Schulz
Chief Financial Officer
402/829-9427

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$2,800	$7,596
Accounts receivable, net	16,943	16,316
Inventories, net	6,964	6,563
Other current assets	5,537	2,606
Total current assets	32,244	33,081
Property, plant and equipment, net	11,187	11,187
Equity method investments	18,134	13,098
Goodwill and intangible assets, net	4,561	3,246
Other assets	1,834	1,827
Total assets	$67,960	$62,439

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$10,855	$9,272
Short-term debt, including current portion of long-term	2,563	—
Customer deposits/deferred revenue	3,201	4,211
Other current liabilities	198	165
Total current liabilities	16,817	13,648
Long-term debt, net of current portion	1,899	—
Other liabilities	4,421	3,637
Total liabilities	23,137	17,285
Stockholders’ equity	44,823	45,154
Total liabilities and stockholders’ equity	$67,960	$62,439

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Six Months Ended June 30, 2017 and 2016

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Net product sales	$12,917	$14,862	$25,493	$26,597
Net service revenues	6,483	5,696	11,832	11,075
Total net revenues	19,400	20,558	37,325	37,672
Cost of products sold	10,429	11,280	20,817	20,038
Cost of services	3,697	3,129	6,795	6,249
Total cost of revenues	14,126	14,409	27,612	26,287
Gross profit	5,274	6,149	9,713	11,385
Selling and administrative expenses:
Selling	1,419	1,149	2,909	2,174
Administrative	4,688	3,037	8,234	6,135
Total selling and administrative expenses	6,107	4,186	11,143	8,309
(Loss) income from operations	(833)	1,963	(1,430)	3,076
Other (expense) income:
Interest income	—	27	22	40
Interest expense	(28)	(27)	(38)	(40)
Foreign currency transaction loss	(107)	(180)	(104)	(1,005)
Change in value of marketable securities	—	116	—	(366)
Excess distribution from joint venture	—	502	—	502
Other income, net	7	6	10	43
Total other (expense) income	(128)	444	(110)	(826)
(Loss) earnings before income taxes and equity method investment (loss) income	(961)	2,407	(1,540)	2,250
Income tax expense	776	653	2,269	1,337
Equity method investment (loss) income	(212)	—	2,269	41
Net (loss) earnings from continuing operations	(1,949)	1,754	(1,540)	954
Net loss from discontinued operations, net of tax	(26)	(921)	(49)	(734)
Net (loss) earnings	$(1,975)	$833	$(1,589)	$220
Net (loss) earnings per share - basic
Net (loss) earnings from continuing operations	$(0.14)	$0.12	$(0.11)	$0.07
Net loss from discontinued operations	(0.00)	(0.06)	(0.00)	(0.05)
Net (loss) earnings	$(0.14)	$0.06	$(0.11)	$0.02
Net (loss) earnings per share - diluted
Net (loss) earnings from continuing operations	$(0.14)	$0.12	$(0.11)	$0.07
Net loss from discontinued operations	(0.00)	(0.06)	(0.00)	(0.05)
Net (loss) earnings	$(0.14)	$0.06	$(0.11)	$0.02

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Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30, 2017 and 2016

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net (loss) earnings	$(1,589)	$220
Net loss from discontinued operations, net of tax	49	734
Net (loss) earnings from continuing operations	(1,540)	954
Non-cash expenses, net	2,661	1,765
Equity method investment income	(2,269)	(41)
Changes in operating assets and liabilities, net	(1,037)	(4,122)
Net cash flows from operating activities - continuing operations	(2,185)	(1,444)
Net cash flows from operating activities - discontinued operations	(146)	(2,724)
Net cash used in operating activities	(2,331)	(4,168)

Cash flows from investing activities:
Purchase of equity securities	(2,525)	(3,764)
Dividends received from investee in excess of cumulative earnings	103	103
Capital expenditures	(2,103)	(653)
Proceeds from sale of business	60	-
Net cash used in investing activities	(4,465)	(4,314)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	2,000	-
Payment of debt issuance costs	(36)	-
Principal payments on long-term debt	(2)	-
Purchase of treasury stock	(102)	(133)
Proceeds from exercise of stock options	33	53
Payments on capital lease obligations	(134)	(159)
Excess tax benefits from share-based arrangements	-	6
Net cash provided by (used in) financing activities	1,759	(233)
Effect of exchange rate changes on cash and cash equivalents - continuing operations	66	916
Effect of exchange rate changes on cash and cash equivalents - discontinued operations	-	(69)
Net decrease in cash and cash equivalents	(4,971)	(7,868)
Discontinued operations cash activity included above:
Add: Cash balance included in assets held for sale at beginning of period	175	4,208
Less: Cash balance included in assets held for sale at end of period	-	(1,415)
Cash and cash equivalents at beginning of period	7,596	17,862
Cash and cash equivalents at end of period	$2,800	$12,787

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